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                                                                    Exhibit 3.7

                           CERTIFICATE OF FORMATION
                                      OF
                           AVIS BUDGET HOLDINGS, LLC

   This Certificate of Formation of Avis Budget Holdings, LLC dated as of the 14th day of March, 2006, has been duly executed and is being filed by an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.), as amended from time to time.

   1. The name of the limited liability company is Avis Budget Holdings, LLC.

   2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

   3. The Certificate of Formation shall become effective upon filing.

   IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of this 14th day of March, 2006.

                                          /s/ Jean Marie Sera
                                          -------------------------------------
                                          Jean Marie Sera, Authorized Person